FORM OF
                                  MINING DEED

THIS
INDENTURE, made the ___ day of ____________. 1999, between Planet Resources, Inc., a Delaware Corporation, party of the first part, and New Planet Resources, Inc., a Delaware Corporation, of 14.15 Louisiana Street, Suite 3 100, Houston, Texas, 77002-7360, party of the second part.

                               W I T N E S S E T H:


That
the said party of the first part, for and in consideration of the sum of ONE DOLLAR ($ 1.00), lawful money of the United States of America, to it in hand paid by the said party of the second part, the receipt whereof is hereby acknowledged, has granted, bargained, sold, remised, released and forever quitclaimed and by these presents does grant, bargain, sell, remise, release and forever quitclaim unto said party of the second part, its heirs and assigns the following:

      The subsurface mineral rights set forth in Exhibit "A" attached hereto as Exhibit A-1 through A-8.

Together
with all the dips, spurs and angles, and also all the metals, ores, gold and silver-bearing quartz rock and earth therein belonging thereto, and all the rights, privileges and franchises thereto incident, appendant and appurtenant, or therewith usually had and enjoyed; and also all and singular the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining, and the rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the said party of the first part, of, in and to said premises, and every part and parcel thereof, with appurtenances.

To
have and to hold all and singular, the said premises, together with the appurtenances and privileges thereto incident, unto the said party of the second part, its heirs and assigns forever.

IN
WITNESS WHEREOF,, the said party of the first part has hereunto subscribed their names the day and year first above written.

Planet Resources, Inc.

By:      /s/Hunter M.A. Carr
   -----------------------------------------
      Hunter M.A. Carr, President

Attest:


         /s/
------------------------------------
_________________, Secretary


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<PRE>
STATE OF TEXAS    )
                  )ss.
County of HARRIS  )
</PRE>
On
this ___ day of __________, 1999, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared Hunter M.A. Carr and ________________ known or identified to me to be the President and Secretary respectively, of Planet Resources, Inc., a Delaware corporation and the officers that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN
WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written.

<PRE>

                                   Notary Public in and for the State of Texas
                                   Residing at:
                                               --------------------------------
                                   My Commission expires:
                                                --------------------
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